Graphic Packaging Holding Company
2011 Service RSU - «BU» («MM_Indicator_Participant_Years»)- «Name» («Pers_No»)
Service-Based Restricted Stock Unit Award Agreement

THIS AGREEMENT, effective as of the Grant Date set forth on the signature page hereto, represents the grant by Graphic Packaging Holding Company (the “Company”) to the participant named on the signature page hereto (the “Participant”) of Restricted Stock Units (the “RSUs”), representing the right to earn Shares of the Company’s common stock pursuant to the provisions of the Graphic Packaging Holding Company Amended and Restated 2004 Stock and Incentive Compensation Plan, as such plan may be amended from time to time (the “Plan”), and subject to the terms and conditions set forth in this award agreement (this “Agreement”).
The parties hereto agree as follows:
1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, and notwithstanding any contrary definition in the Plan, for purposes of this Agreement:

(a)
“Fair Market Value” as of a given date shall mean the closing price of the Company’s common stock on the NYSE (or other established stock exchange or market) on such date, or if such day is not a trading day, on the immediately preceding trading day.

(b)	“Grant Date” means the date set forth on the signature page hereto.

(c)	“Involuntary Termination” means the involuntary termination of the Participant’s employment by the Company or any Affiliate or Subsidiary other than for Cause, death or Disability.

(d)
“Pro-Rata Amount” means the number of RSUs (rounded to the nearest whole number) equal to the product of (a) the number of RSUs originally granted, times (b) a fraction, the numerator of which is the number of full 12-month periods between the Grant Date and the date of termination of the Participant’s employment by reason of death, Disability, Retirement or Involuntary Termination, and the denominator of which is three.

(e)	“Retirement” means voluntary termination of employment after age 55, with the sum of age plus years of service to the Company, its Affiliates or Subsidiaries or their predecessors of at least 65.

2.    Grant of RSUs. The number of RSUs subject to this award is shown on the signature page of this Agreement.
3.    Earning and Vesting of RSUs. The RSUs do not represent actual Shares of stock. The RSUs will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):

(a)	the third anniversary of the Grant Date, provided the Participant has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such date, or

(b)	the occurrence of a Change of Control, provided the Participant has continued in the employment of the Company, its Affiliates, and/or its Subsidiaries through such date, or

(c)	as to the Pro-Rata Amount only, the termination of the Participant’s employment due to death, Disability or Retirement, or

(d)
as to the Pro-Rata Amount only, on the 60th day after the Participant’s Involuntary Termination; provided that the Participant shall have executed a separation agreement including a release of claims in a form satisfactory to the Company and the release shall have become irrevocable within such 60-day period.

If the Participant’s employment with the Company or an Affiliate or Subsidiary terminates prior to the Vesting Date for any reason other than as described above (or in the case of the Participant’s Involuntary Termination, if the Participant fails to execute or revokes a release of claims in a form satisfactory to the Company within the applicable 60-day period), the Participant shall forfeit all right, title and interest in and to the unvested RSUs as of the date of such termination (or as of the 60th day after the Participant’s Involuntary Termination, as applicable) and the RSUs will be cancelled by the Company without further consideration or any act or action by the Participant.

4.    Settlement of RSUs. The vested RSUs shall convert to Shares of the Company’s common stock, on a one-for one basis, on the earlier of (i) the date of a Change of Control or (ii) the third anniversary of the Grant Date (as applicable, the “Conversion Date”). The Participant shall become the owner of the Shares of Company common stock as of the Conversion Date, net of Shares withheld for taxes as provided in Section 8 below.

5.    Nontransferability. The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated (a “Transfer”) other than by will or by the laws of descent and distribution, except as provided in the Plan. The designation of a beneficiary shall not constitute a Transfer.

6.    Limitation of Rights. The RSUs do not confer to the Participant or the Participant’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the RSUs. Upon conversion of the RSUs into Shares, the Participant will obtain full voting and other rights as a shareholder of the Company.

7.    Continuation of Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate or Subsidiary to terminate the Participant’s employment at any time, nor confer upon the Participant any right to continue in employment of the Company or any Affiliate or Subsidiary.

8.    Payment of Taxes. The Company or any Affiliate or Subsidiary employing the Participant has the authority and the right to deduct or withhold, or require the Participant to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or conversion of the RSUs. With respect to withholding required upon any taxable event arising as a result of the RSUs, the employer will satisfy the tax withholding requirement by withholding Shares having a Fair Market Value as of the date that the amount of tax to be withheld is to be determined as nearly equal as possible to (but no more than) the total minimum statutory tax required to be withheld. The obligations of the Company under this Agreement to payout the RSUs will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates or Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

9.    Participant Obligations.

(a)
Non‑Competition. During the period of Participant’s employment with Company or its subsidiaries and for one year following the date of termination of Participant’s employment, Participant shall not, directly or indirectly, become employed or serve as a consultant performing the same or similar job duties as Participant performed for the Company or its subsidiaries at the time of termination of Participant’s employment with any of the following competitors, or any of their current subsidiaries or successors:

«Competitor_List»

(b)
Non‑Solicitation of Employees. For one year following the date of termination of employment, Participant shall not, directly or indirectly, for his/her own account or for the account of any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity anywhere in the United States, solicit for employment, employ or otherwise interfere with the relationship of Company or its subsidiaries with, any person who at any time during the six months preceding such solicitation, employment or interference is or was employed by or otherwise engaged to perform services for Company or its subsidiaries, other than any such solicitation or employment during Participant’s employment with Company or its subsidiaries on behalf of Company or its subsidiaries.

(c)
Non‑Solicitation of Customers. For one year following the date of termination of employment, Participant shall not, directly or indirectly, for his/her own account or for the account of any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity anywhere in the United States, solicit or otherwise attempt to establish any business relationship for purposes of engaging in the manufacture, sales or converting of paperboard and paperboard packaging with any Person who is or was a customer, client or distributor of Company or its subsidiaries, or any affiliates of such customer, client or distributor, with whom Participant had material contact during the last year of Participant’s employment with Company or its subsidiaries.

(d)
Equitable Relief. Participant acknowledges and agrees that the covenants, obligations and agreements of Participant contained in this section 9 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause Company irreparable injury for which adequate remedies are not available at law. Therefore, Participant agrees that Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Participant from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Company may have.

10.    Plan Controls. This Agreement and the Participant’s rights hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be final and binding upon the Participant. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative (except for any definitions of terms which are specifically set forth herein). Any conflict between this Agreement and the terms of a written employment agreement with the Participant shall be decided in favor of the provisions of this Agreement.

11.    Amendment. Subject to the terms of the Plan, this Agreement may be modified or amended by the Committee; provided that no such amendment shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant. The waiver by the Company of breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with applicable law or changes to applicable law (including, but not limited to, Code Section 409A) and related regulations or other guidance and federal securities laws.
12.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
13.    Applicable Laws and Consent to Jurisdiction. The validity, construction, interpretation, and enforceability of this Agreement shall be determined and governed by the laws of the state of Delaware without giving effect to the principles of conflicts of law.
(signatures on following page)

IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the Grant Date set forth below.

Graphic Packaging Holding Company

By: ___________________________________
Cynthia A. Baerman
Senior Vice President, Human Resources

Participant

By: ___________________________________

Name: Employee Name

Grant Date: February 16, 2012

Award of RSUs: 0.00

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